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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 16, 2003



                         HARVEST NATURAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                  1-10762               77-0196707
(State or other jurisdiction       (Commission            (IRS Employer
      of incorporation)            File Number)         Identification No.)



                      15835 Park Ten Place Drive, Suite 115
                              Houston, Texas 77084
          (Address, including zip code, of principal executive offices)


                                 (281) 579-6700
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (C)  EXHIBITS.

          99.1 Press release dated September 16, 2003 announcing the sale of Harvest Natural Resources, Inc.'s 34 percent investment in LLC Geoilbent.


ITEM 9.  REGULATION FD DISCLOSURE.

         On September 16, 2003, Harvest Natural Resources, Inc. (the "Company") entered into a Sale and Purchase Agreement to sell our 34 percent interest in LLC Geoilbent to a nominee of the YUKOS Oil Company, a Russian oil and gas company for $69.5 million plus $5.5 million as repayment of an inter company loan and payables owed to us by LLC Geoilbent. Closing of the Geoilbent sale is conditioned upon final consents from the Russian Ministry for Antimonopoly Policy and Support for Entrepreneurship and the European Bank for Reconstruction and Development. The transaction is expected to close in the fourth quarter.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 17th day of September 2003.


                                        HARVEST NATURAL RESOURCES, INC.



                                        /s/ Steven W. Tholen
                                        ---------------------------------------
                                        Steven W. Tholen
                                        Senior Vice President, Chief Financial
                                        Officer and Treasurer

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                                INDEX TO EXHIBITS

Item
Number           Exhibit
------           -------

99.1 Press Release dated September 16, 2003 announcing the sale of Harvest Natural Resources, Inc.'s 34 percent investment in LLC Geoilbent